EXHIBIT 23(D)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of the TIAA Real Estate Account of our report dated March 14, 2024 relating to the consolidated financial statements, which appears in the TIAA Real Estate Account’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, NC
April 25, 2024